As filed with the Securities and Exchange Commission on March 14, 1994
                                           Registration no.

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM S-8
                         REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933

                          Micron Technology, Inc.
         (Exact name of registrant as specified in its charter)

         Delaware                                   75-1618004
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                   Identification No.)

     2805 East Columbia Road
          Boise, Idaho                               83706-9698
(Address of Principal Executive Offices)             (Zip Code)

                    1985 INCENTIVE STOCK OPTION PLAN
                        (Full title of the plan)

                          Joseph L. Parkinson
            Chairman of the Board and Chief Executive Officer
                        Micron Technology, Inc.
                       2805 East Columbia Road
                        Boise, Idaho 83706-9698
                (Name and address of agent for service)

                             208-368-4000
      (Telephone number, including area code, of agent for service)

                   CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
 Title of                       maximum        maximum
securites        Amount         offering      aggregate     Amount of
  to be          to be           price        offering    registration
registered     registered      per share        price         fee*

Common Stock
$.10 par value  1,000,000       $79.07     $79,070,000.00   $27,265.71

*Estimated in accordance with rule 457(h) solely for the purpose of calculating the registration fee on the basis of $79.07 per share, average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on March 9, 1994.

                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

     There are hereby incorporated by reference in the registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The Company's previous registration statements on Form S-8, No. 33-3686 filed on February 28, 1986 registering 1,000,000 shares of Common Stock issuable pursuant to the Company's 1985 Incentive Stock Option Plan (the "ISO Plan"); No. 33-16832 filed on August 28, 1987 registering an additional 1,000,000 shares of Common Stock issuable under the Company's ISO Plan; No. 33-27078 filed on February 15, 1989 registering an additional 2,000,000 shares of Common Stock issuable under the Company's ISO Plan; No. 33-38665 filed on January 22, 1991 registering an additional 1,000,000 shares of Common Stock issuable under the Company's ISO Plan; No. 33-38926 filed on February 8, 1991 registering an additional 1,000,000 shares of Common Stock issuable under the Company's ISO Plan.

     (b) The Company's latest Annual Report on Form 10-K for the year ended September 2, 1993, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (c) The Company's quarterly report on Form 10-Q for the quarter ended December 2, 1993 filed pursuant to Section 13 of the 1934 Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents. The description of the Company's common stock registered by this registration statement as set forth in the Company's previous registration statements on Form S-8, stated in paragraph (a) above are hereby incorporated by reference.

Item 4.   Description of Securities.
          --------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Company's Bylaws provides for the mandatory indemnification of its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law, (and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification).

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

     Not applicable.

Item 8.   Exhibits.
          ---------

     Exhibit
     Number
     -------

     4.1     1985 Incentive Stock Option Plan, as amended.

     5.1 Opinion of counsel as to legality of securities being registered.

     23.1    Consent of Independent Public Accountants.

     23.2    Consent of Counsel (contained in Exhibit 5.1).

Item 9.   Undertakings.
          -------------

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 11th day of March, 1994.

                                  MICRON TECHNOLOGY, INC.


                                  By:  Reid N. Langrill
                                       ----------------
                                       Vice President, Finance,
                                       Chief Financial Officer
                                       and Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                      Title                        Date
      ---------                      -----                        ----

Joseph L. Parkinson          Chairman of the Board and
- -------------------          Chief Executive Officer          March 11, 1994

James W. Garrett             President, Chief Operating
- -------------------          Officer and Director             March 11, 1994

Reid N. Langrill             Vice President, Finance, Treasurer
- -------------------          and Director (Principal Financial
                             and Accounting Officer)          March 11, 1994

Thomas T. Nicholson          Director                         March 11, 1994
- -------------------

Allen T. Noble               Director                         March 11, 1994
- -------------------

Don J. Simplot               Director                         March 11, 1994
- -------------------

John R. Simplot              Director                         March 11, 1994
- -------------------

Gordon C. Smith              Director                         March 11, 1994
- -------------------

                          EXHIBIT INDEX



Exhibit
Number
- -------

4.1       1985 Incentive Stock Option Plan,
          as amended.


5.1       Opinion of counsel as to legality of
          securities being registered.

23.1      Consent of Independent Public
          Accountants.

23.2      Consent of Counsel (contained in
          Exhibit 5.1).